UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)      January 29, 2015

GE Dealer Floorplan Master Note Trust

CDF Funding, Inc.

GE Commercial Distribution Finance Corporation

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware

(State or Other Jurisdiction of Incorporation

333-115582

333-115582-03

333-130782-02

333-130782

333-158937-01

333-158937

333-189041

333-189041-01	20-1060484 (CDF Funding, Inc.)

(Commission File Number)	(I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois	60192
(Address of Principal Executive Offices)	(Zip Code)

(847) 747-4043
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

The following material definitive agreements were entered into:

1. Underwriting Agreement (Series 2015-1), dated January 29, 2015 (“2015-1 Underwriting Agreement”), among CDF Funding, Inc. (“CDF”), General Electric Capital Corporation (“GE Capital”), and Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., as Representatives of the several Underwriters.

2. Underwriting Agreement (Series 2015-2), dated January 29, 2015 (“2015-2 Underwriting Agreement”), among CDF, GE Capital, and Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., as Representatives of the several Underwriters.

3. Terms Agreement (Series 2015-1), dated January 29, 2015 (“2015-1 Terms Agreement”), among CDF, GE Capital, and Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., as Representatives of the several Underwriters.

4. Terms Agreement (Series 2015-2), dated January 29, 2015 (“2015-2 Terms Agreement”), among CDF, GE Capital, and Credit Suisse Securities (USA) LLC and Mizuho Securities USA Inc., as Representatives of the several Underwriters.

The Registrant is also filing a form of Series 2015-1 Indenture Supplement, to be dated as of February 4, 2015 (“Form of Series 2015-1 Supplement”), between GE Dealer Floorplan Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”) and a form of Series 2015-2 Indenture Supplement, to be dated as of February 4, 2015 (“Form of Series 2015-2 Supplement”), between the Trust and the Indenture Trustee.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Document Description
1.1	2015-1 Underwriting Agreement
1.2	2015-2 Underwriting Agreement
1.3	2015-1 Terms Agreement
1.4	2015-2 Terms Agreement
4.1	Form of Series 2015-1 Supplement
4.2	Form of Series 2015-2 Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC.
(Registrant)

Dated:	February 2, 2015	By:	/s/ John E. Peak
		Name:	John E. Peak
		Title:	Vice President